Exhibit 10.3

Debtor-In-Possession LOAN Agreement
(TENTH Amendment to Loan and Security Agreement)

This DEBTOR-IN-POSSESSION LOAN AGREEMENT (this “DIP Loan Agreement”), dated effective as of [__________ __, 2023] (the “Effective Date”), is made and entered into by and between STERLING COMMERCIAL CREDIT, LLC, a Delaware limited liability company and successor in interest to Summit Financial Resources, LLC., a Delaware limited liability company (together with its successors and assigns, collectively, “Lender”) and ALLIED HEALTHCARE PRODUCTS, INC., a Delaware corporation, as debtor-in-possession in proceedings under Chapter 11 of the Bankruptcy Code and as Borrower under the Loan Documents (“Borrower”). The following recitals form the basis of this DIP Loan Agreement and are made a material part hereof:

WHEREAS, Lender previously extended financing to Borrower pursuant to that certain Loan and Security Agreement dated February 27, 2017, as amended by that certain First Amendment to Loan and Security Agreement dated April 16, 2018, that certain Second Amendment to Loan and Security Agreement dated April 24, 2019, that certain Third Amendment to Loan and Security Agreement dated December 18, 2020, that certain Fourth Amendment to Loan and Security Agreement dated October 7, 2021, that certain Fifth Amendment to Loan and Security Agreement dated June 13, 2022 that certain Sixth Amendment to Loan and Security Agreement dated January 30, 2023, that certain Seventh Amendment to Loan and Security Agreement dated February 19, 2023, that certain Eighth Amendment to Loan and Security Agreement dated March 8, 2023, and that certain Ninth Amendment to Loan and Security Agreement and Forbearance dated March 14, 2023 (as amended, the “Loan Agreement”); and

WHEREAS, Borrower is indebted to Lender for loans and advances under the Loan Agreement;

WHEREAS, Events of Default have occurred and are continuing under the Loan Agreement as set forth in the Ninth Amendment to the Loan Agreement as the “Existing Events of Default” and further Events of Default thereafter occurred (collectively, the “Existing Events of Default”); and

WHEREAS, on May 5, 2023 (the “Petition Date”), Borrower filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”) which constitutes an Event of Default under the Loan Agreement; and

WHEREAS, Borrower represents that it has insufficient unencumbered cash or liquid assets with which to operate its business; and

WHEREAS, an immediate need exists for Borrower to obtain funds to continue the operation of its business; and

WHEREAS, Borrower is unable to obtain funds or credit from any other financial institution or on terms other than as provided below; and

WHEREAS, Borrower has requested Lender to make post-petition loan and advances consisting of a debtor-in-possession credit facility for the purpose of paying permitted expenses; and

WHEREAS, Lender is willing to provide such financing, only if, among other things, (a) all of the Post-Petition Obligations constitute an allowed super-priority, administrative expense claim pursuant to section 364(c)(1) of the Bankruptcy Code, as more particularly set forth herein and in the Authorizing Orders, (b) all of the Obligations are secured by valid, perfected liens on the Collateral to the extent set forth herein, in the other Loan Documents and in the Authorizing Orders and (c) the financing contemplated hereunder is authorized and approved by the Authorizing Orders to be entered by the Bankruptcy Court, and such Authorizing Orders are acceptable in form and substance to Lender, in its sole discretion.

NOW, THEREFORE, in consideration of the above recitals, the mutual covenants and agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           DEFINITIONS

1.1.           Incorporation and Definitions. The foregoing recitals and all exhibits and schedules hereto are hereby made a part of this DIP Loan Agreement. Except at otherwise set forth in this Section 1 or elsewhere in this DIP Loan Agreement, capitalized terms shall have the meaning set forth in the Loan Agreement.

1.2.           New Definitions. The following new definitions are added to Section 1 of the Loan Agreement in the appropriate alphabetical order:

“Authorizing Orders” means an Interim Order of the Bankruptcy Court authorizing Borrower to borrow funds from Lender on the terms and conditions set forth herein and in form and substance acceptable to Lender, in its sole discretion (the “Interim Authorizing Order”) and that Final Order of the Bankruptcy Court authorizing Borrower to borrow funds from Lender on the terms and conditions set forth herein and in form and substance acceptable to Lender, in its sole discretion (the “Final Authorizing Order”).

“Bankruptcy Case” means the court proceedings initiated on the Petition Date by Borrower’s voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Eastern District of Missouri.

“Bankruptcy Code” means the United States Bankruptcy Code set forth in 11 U.S.C 101, et seq.

“Bankruptcy Court” means the U.S. Bankruptcy Court for the Eastern District of Missouri.

“Cash Management Orders” means any interim and final order of the Bankruptcy Court authorizing the continued use of the Debtor’s existing cash management system, bank accounts, and business forms in form and substance acceptable to Lender, in its sole discretion.

“Compensation Procedures Order” means any interim and final order of the Bankruptcy Court authorizing or approving the Debtor’s Motion to Approve Procedures for Interim Compensation and Reimbursement of Professional Fees.

“DIP Loan Agreement” means the debtor-in-possession financing agreement, as originally set forth in the Tenth Amendment to this Agreement, including all amendments, modifications and supplements hereto.

“DIP Loan Documents” means, collectively, any instrument, agreement, undertaking or other writing or filing executed by Borrower in connection with the DIP Loan Agreement, including, without limitation, documents required to maintain, attach, or perfect Lender’s liens on its Collateral.

“First Day Orders” means the Interim Authorizing Order, Final Authorizing Order, Cash Management Procedures Order and Compensation Procedures Order.

“Obligations” means the Pre-Petition Obligations and the Post-Petition Obligations.

“Petition Date” means May 5, 2023.

“Post-Petition Advance” means any advance made by Lender to Borrower after the Petition Date, including, without limitation, the Roll-up Advance and any advances made pursuant to the Interim Authorizing Order prior to the execution of this DIP Loan Agreement.

“Post-Petition Collateral” means the following personal property of Borrower, wherever located, now owned or existing or hereafter acquired or created, all additions and accessions thereto, all replacements, insurance or condemnation proceeds, all documents covering any of the collateral, all leases of any of the collateral, all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition of any of the collateral or any interest therein, all amendments, modifications, renewals, extensions, and replacements thereof, and all products and proceeds thereof: (a) all inventory; (b) all accounts; (c) all equipment, goods and motor vehicles; (d) all general intangibles, including, without limitation, any and all patents, trademarks and copyrights (registered or unregistered), trade secrets, domain names and addresses, and intellectual property licenses; (e) any and all promissory notes and instruments payable to or owing to Borrower or held by Borrower; any and all leases under which Borrower is the lessor; any and all chattel paper in favor of, owing to, or held by Borrower, including, without limitation, any and all conditional sale contracts or other sale agreements, whether Borrower is the original party or the assignee; and any and all security agreements, collateral and titles to motor vehicles; all deposit accounts, including, without limitation, all interest, dividends or distributions accrued or to accrue thereon, whether or not due; all investment property, including, without limitation, all interest, dividends or distributions accrued or to accrue thereon, whether or not due, all documents; all letter-of- credit rights; and all supporting obligations; (f) all balances, deposits, debts or any other amounts or obligations of Lender owing to Borrower, including, without limitation, any Reserve, whether or not due, and (g), upon entry of the Final Authorizing Order, all claims and causes of action under section 502(d), 544, 545, 547, 548, 550 and 553 of the Bankruptcy Code.

“Post-Petition Obligations” means the Roll-up Advance, all Post-Petition Advances and, as of and following the Petition Date, all of Borrower’s debts, obligations, principal, interest, fees, charges, expenses and attorneys’ fees and costs and other amounts, covenants, and duties owing by Borrower to Lender of any kind and description, whether direct or indirect, absolute or contingent, due or to become due, including, without limitation, (a) the Loan, (b) all obligations of Borrower under the Loan Documents, (c) all advances of the same kind and quality relating to the Loan Documents, and (d) all fees under the Loan Documents and all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, documentation, drafting, amendment, modification, administration, perfection and funding of the Loan Documents; and all of Lender’s attorneys’ fees, costs and expenses incurred in enforcing or defending the Loan Documents (including fees and expenses of appeal or review), including the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including all fees and costs incurred by Lender in connection with such Lender’s enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against Borrower, any subsidiary or their respective property.

“Pre-Petition Collateral” means the following personal property of Borrower, wherever located, owned or existing, acquired or created as of the last day of before the Petition Date, all additions and accessions thereto, all replacements, insurance or condemnation proceeds, all documents covering any of the collateral, all leases of any of the collateral, all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition of any of the collateral or any interest therein, all amendments, modifications, renewals, extensions, and replacements thereof, and all products and proceeds thereof: (a) all inventory; (b) all accounts; (c) all equipment, goods and motor vehicles; (d) all general intangibles, including, without limitation, any and all patents, trademarks and copyrights (registered or unregistered), trade secrets, domain names and addresses, and intellectual property licenses; (e) any and all promissory notes and instruments payable to or owing to Borrower or held by Borrower; any and all leases under which Borrower is the lessor; any and all chattel paper in favor of, owing to, or held by Borrower, including, without limitation, any and all conditional sale contracts or other sale agreements, whether Borrower is the original party or the assignee; and any and all security agreements, collateral and titles to motor vehicles; all deposit accounts, including, without limitation, all interest, dividends or distributions accrued or to accrue thereon, whether or not due; all investment property, including, without limitation, all interest, dividends or distributions accrued or to accrue thereon, whether or not due, all documents; all letter-of- credit rights; and all supporting obligations; and (f) all balances, deposits, debts or any other amounts or obligations of Lender owing to Borrower, including, without limitation, any reserve, whether or not due.

“Pre-Petition Obligations” means, as of the last day before the Petition Date, all of Borrower’s debts, obligations, principal, interest, fees, charges, expenses and attorneys’ fees and costs and other amounts, covenants, and duties owing by Borrower to Lender of any kind and description, whether direct or indirect, absolute or contingent, due or to become due, including, without limitation, (a) the Loan, (b) all obligations of Borrower under the Loan Documents, (c) all advances of the same kind and quality relating to the Loan Documents, and (d) all fees under the Loan Documents and all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, documentation, drafting, amendment, modification, administration, perfection and funding of the Loan Documents; and all of Lender’s attorneys’ fees, costs and expenses incurred in enforcing or defending the Loan Documents (including fees and expenses of appeal or review), including the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including all fees and costs incurred by Lender in connection with such Lender’s enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against Borrower, any subsidiary or their respective property.

“Roll-up Advance” means the advance made after the Petition Date to Borrower pursuant to the Authorizing Orders repaying the Pre-Petition Obligations in full.

1.3           Amended Definitions. The following definitions shall be deleted from Section 1 of the Loan Agreement and replaced as follows:

“Loan Commitment Period” means the period from the date of this Loan and Security Agreement until the earlier of (a) the one hundred and twentieth day (120th) after the Petition Date or, if such date is not a Banking Business Day, the first Banking Business Day thereafter, (b) any date on which Lender accelerates the maturity of the Loan pursuant to Section 9.1 and demands payment in full of the Obligations, (c) the date upon which the Bankruptcy Case shall be converted to a case under chapter 7 of the Bankruptcy Code or dismissed; (d) the effective date of a plan of reorganization for Borrower which has been confirmed by an order of the Bankruptcy Court; (e) the date upon which any Authorizing Order shall be amended, supplemented, vacated or otherwise modified without the prior written consent of Lender; (f) the date upon which the automatic stay expires; or (g) the date of any agreement for the sale of substantially all the assets of Borrower, unless such sale is approved by Lender, in which event, the date of consummation of the sale.

“Loan Documents” means the Loan and Security Agreement (as amended, including the amendments set forth in the DIP Loan Agreement), the Security Documents, each Deposit Account Control Agreement, each intellectual property security agreement, the DIP Loan Documents and all other agreements and documents contemplated by any of the aforesaid documents, and all amendments, modifications, addendums, and replacements, whether presently existing or created in the future.

“Material Adverse Effect” means a material adverse change in (i) the financial condition, business, prospects, operations or properties of Borrower; or (ii) the rights and remedies of Lender under the Loan Documents, or the ability of Borrower to perform its obligations under the Loan Documents; (iii) the legality, validity or enforceability of any Loan Document; or (iv) the fully perfected liens of Lender pursuant to the Loan Documents, the Authorizing Order or any other order of the Bankruptcy Court.

“Maturity Date” means the last day of the Loan Commitment Period.

“Maximum Loan Amount” means Four Million 00/100 Dollars ($4,000,000).

2.           Amount and terms of the advances AND FEES

2.1.           Advances.

(a)           Following entry of the Final Authorizing Order, Lender shall make the Roll-up Advance, which shall be used to repay the Pre-Petition Obligations in full. The parties hereto acknowledge and agree that, upon entry of the Final Authorizing Order, any accrued and unpaid principal, interest and fees due as of Petition Date in respect of, and as a result of, the Pre-Petition Obligations shall be rolled into the Post-Petition Obligations and deemed to constitute such.

(b)           From the entry of the Interim Authorizing Order until the last day of the Loan Commitment Period, Lender shall make advances pursuant to the terms of Section 2 of the Loan Agreement so long as the Conditions to Loan Disbursements set forth in Section 5 of the Loan Agreement and the following subsections 2.1(c)-(g) are met, subject to Lender’s right, at its option, to waive any or all of these conditions:

(c)           The due execution and delivery, in form and substance satisfactory to Lender on or prior to the execution of the DIP Loan Agreement, of each of the following:

(i)           Certified copies of (A) the resolutions of the Board of Directors of Borrower approving the DIP Loan Agreement and each of the other Loan Documents and the transactions contemplated thereby and (B) all documents evidencing other necessary corporate action and required governmental and third-party approvals, licenses and consents with respect to each Loan Document;

(ii)           The DIP Loan Agreement; and

(iii)           Financing statements and such other documents as Lender deems necessary or desirable in order to perfect its security interest in the Collateral.

(d)           The Interim Authorizing Order shall have been entered by the Bankruptcy Court in form and substance satisfactory to Lender and shall be in full force and effect and shall not have been vacated, reversed, modified or amended;

(e)           All of the First Day Orders shall be in form and substance satisfactory to Lender;

(f)           There is no pending motion which, if granted by the Bankruptcy Court, would cause an Event of Default to occur under this Loan Agreement; and

(g)           Such additional information and materials as Lender may reasonably request is provided.

2.2.           Inventory Advances. Section 2.6(b) of the Loan Agreement is hereby deleted and replaced with the following:

Inventory Advances. Notwithstanding anything to the contrary in the Loan Documents, no Inventory Advances shall be made on the Loan if, after making the requested Inventory Advance, the total, aggregate principal amount: of all Inventory Advances will exceed the lowest of: (i) its value determined on the basis of the lower of cost or market, calculated on a first-in, first out basis and after factoring in all rebates, discounts and other incentives or rewards associated with the purchase of Eligible Inventory (as determined by Lender in its sole discretion) multiplied by the Inventory Advance Rate; (ii) three hundred percent (300%) of the amount of outstanding Account Advances; and (iii) together, with the aggregate amount of all outstanding Account Advances, Two Million Four Hundred Thousand 00/100 Dollars ($2,400,000).

2.3.           Use of Advances/ Compliance with Budget. Section 2.6(c) of the Loan Agreement is hereby deleted and replaced with the following:

Budget/Use of Advances. Borrower and Lender have agreed upon the budget attached as Exhibit A to the DIP Loan Agreement (the “Budget”). Borrower shall operate its business in accordance with the Budget, provided, that Borrower shall be permitted to make expenditures (i) that exceed up to ten percent (10%) of each line item in the Budget during any week and (ii) to vary from the net cash flow set forth in the Budget for each week by more than ten percent (10%) each week (the “Allowed Variance”), with the Allowed Variance tested weekly on a rolling basis; provided further, that (x) there shall be no Allowed Variance for professional fees and expenses without a court order approving such professional fees, (y) by no later than Wednesday of each week, Borrower shall provide to the Lender a variance report reflecting, on a line-item basis, the actual cash disbursements for the preceding week and the percentage variance of such actual disbursements from those reflected in the Budget for that period and the net cash flow for the preceding week and a percentage variance of actual net cash flow from that reflected in the Budget for that period, and (z) no variance from the Budget shall increase the amounts that Borrower is authorized to borrow under this Loan and Security Agreement nor shall any unused amounts in the Budget carry over to any future week of the Budget.

Borrower shall establish an account subject to a springing deposit account control agreement in favor of Lender into which Lender shall deposit all professional fees set forth in the Budget each week. No other funds shall be deposited into such account. Pursuant to the Compensation Procedures Order or otherwise upon entry of an order by the Bankruptcy Court approving professional fees, such fees shall be withdrawn from the account for such payment. If any balance remains in the account following consideration of all professional fee applications for the Loan Commitment Period, such amount shall be remitted to Lender upon demand and Lender shall be permitted to spring its control over the account at such time.

No proceeds of any advance may be utilized by Borrower to finance any professional fees, disbursements, costs or expenses incurred in connection with asserting, investigating, or preparing for any claims or causes of action against Lender or its counsel or advisors (including advisors to their counsel) and/or investigating, challenging or raising any defenses to the obligations or liens of Lender.

Borrower will maintain at all times Eligible Accounts and Eligible Inventory so that the total, aggregate, principal amount of all Account Advances and Inventory Advances at any time outstanding and unpaid shall be in compliance with these formulas. If at any time the total, aggregate, principal amount of all Account Advances and/or Inventory Advances outstanding and unpaid exceeds any of the amounts allowable under either of these formulas, Borrower shall immediately make payment to Lender in a sufficient amount to bring the amount of such advances back into compliance, and if such payment is not immediately made, interest shall accrue on such amount at the Default Rate, regardless of whether Lender waives the Event of Default caused by such non-payment.

Notwithstanding the foregoing, upon the request of Borrower, Lender may, in its sole discretion and without any duty to do so, elect from time to time to make Account Advances in excess of the formula set forth in this Section (each an “Authorized Overadvance”). Lender may decline to make any Authorized Overadvance for any reason or for no reason, without notice, regardless of any course of conduct or past Authorized Overadvances made by Lender. Each Authorized Overadvance shall be subject to the interest, fees and charges, and all terms and conditions applicable to an Account Advance under this Loan and Security Agreement, and may be subject to additional interest, fees and charges, and terms and conditions as Lender may indicate at the time of its authorization for the Authorized Overadvance, and each Authorized Overadvance shall be repaid in accordance with the terms indicated by Lender at the time of its authorization for the Authorized Overadvance.

2.4.           Unused Line Fee. New Section 2.11 is added to the Loan Agreement as follows:

2.11         Unused Line Fee. On the first day of each calendar month, Borrower shall pay to Lender an unused line fee in the amount equal to (a)(i) the amount of the Maximum Loan Amount, minus (ii) the average daily principal balance of Loans outstanding during the preceding month, multiplied (b) 0.083% per month.

2.4            Commitment Fee. Section 7.9(h) of the Loan Agreement is hereby deleted and replaced with the following:

A commitment fee in the amount of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) is earned, due and payable to Lender as of the entry of the Final Authorizing Order.

3.           GRANT OF SECURITY INTERESTS, SUPERPRIORITY CLAIM AND SURCHARGE WAIVER

3.1.          Section 4.1 of the Loan Agreement is hereby deleted and replaced with the following:

4.1           Grant of Security Interest and Superpriority Claim.

(a)           As security for the Pre-Petition Obligations, Borrower hereby grants Lender a first priority security interest in and lien on the Pre-Petition Collateral.

(b)           As security for the Post-Petition Obligations, Borrower hereby grants to Lender:

(i)           Pursuant to Bankruptcy Code §364(c)(2), a first priority, perfected security interest in and lien upon all Post-Petition Collateral that is not otherwise encumbered by a validly perfected security interest or lien on the Petition Date; and

(ii)           Pursuant to Bankruptcy Code §364(d)(1), a first priority, senior, priming, perfected security interest in and lien upon all Post-Petition Collateral, excepting only the first-priority, perfected security interest, if any, or DA-COM Corporation with respect to the various Lanier copiers, printers, scanners and faxes and all products, proceeds, and attachments derived from the same as set forth in that certain UCC initial filing number 2022 6330260; and

(iii)           Pursuant to Bankruptcy Code §364(c)(3), a junior, perfected security interest in and lien upon all Post-Petition Collateral, which is subject to a validly perfected security interest or lien in existence as of the Petition Date.

(c)           Borrower and Lender acknowledge their mutual intent that all security interests and liens contemplated herein are given as a contemporaneous exchange for new value to Borrower, regardless of when advances to Borrower are actually made or when the Collateral is created or acquired.

(d)           Borrower’s obligations under this Loan and Security Agreement may also be secured by other collateral as may be evidenced by other documentation apart from this Loan and Security Agreement.

3.2.           The security interest and liens granted hereunder shall not be subordinated to or made pari passu with any other lien or security interest. The Post-Petition Obligations shall constitute, in accordance with Section 364(c)(1) of the Bankruptcy Code, a superpriority administrative claim having priority over any and all administrative expenses of and unsecured claims against Borrower now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, all administrative expenses of the kind specified in, or arising or ordered under Sections 105, 326, 328, 330, 331, 365, 503(a), 503(b), 506(c), 507(a), 507(b), 546(c), 546(d), 726, 1113 and 1114 of the Bankruptcy Code. Lender shall have a superpriority administrative expense claim against Borrower and its estate pursuant to Section 364(c)(1) of the Bankruptcy Code for the Post-Petition Obligations and all related costs and expenses, which shall be prior, senior and superior to any other claim, including any other superpriority administrative expense claim of any kind or nature, except as provided herein and/or in the Authorizing Orders. The Post-Petition Obligations are claims to be afforded priority over administrative expenses pursuant to Section 364(c)(1) of the Bankruptcy Code, as provided herein and/or in the Authorizing Orders and secured by liens pursuant to Section 364 of the Bankruptcy Code as provided herein. No cost or expense of administration under Bankruptcy or otherwise, including those resulting from the conversion of the chapter 11 case pursuant to Bankruptcy Code §1112, shall be senior to, or pari passu with, the superpriority claims of Lender arising out of the Post-Petition Obligations.

3.3.           Each Authorizing Order, if and when it becomes effective, shall be sufficient and conclusive evidence of the validity, perfection and priorities of Lender’s liens upon the Collateral, without the necessity of filing or recording any financing statement, assignment, mortgage, or other instrument or document which may otherwise be required under the law of any jurisdiction or the taking of any other action to validate or perfect the liens of Lender in and to the Collateral or to entitle Lender to the priorities granted herein, provided, however, Borrower shall, promptly following the request of Lender, execute such instruments, assignments, mortgages, or documents as are necessary to perfect Lender’s liens upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Lender's liens upon the Collateral.

3.4.           Borrower hereby irrevocably authorizes Lender at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the State of Michigan or such other applicable jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC of the State of Borrower’s location for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower, and, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Borrower agrees to furnish any such information to Lender promptly upon request. Borrower also ratifies its authorization for Lender to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. No such filing or recordation shall be necessary or required in order to create or perfect any such lien. The parties agree that a photographic or other reproduction of this DIP Loan Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, Borrower shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents.

3.5.           Without limiting the generality of any other Security Document, Borrower hereby grants to Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property Rights of Borrower for the sole purpose of: (a) completing the manufacture of any in-process materials after an Event of Default so that such materials become saleable Inventory, all in accordance with the same quality standards previously adopted by Borrower for its own manufacturing and subject to Borrower’s reasonable exercise of quality control; and (b) selling, leasing or otherwise disposing of any or all Collateral after an Event of Default.

3.6.           The liens, lien priority, administrative priorities and other rights and remedies granted to Lender pursuant to this DIP Loan Agreement, the Authorizing Orders and the other Loan Documents (specifically including, but not limited to, the existence, perfection and priority of the liens and security interests provided herein and therein, and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of indebtedness by Borrower (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of the Bankruptcy Case, or by any other act or omission whatsoever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

(a)           costs or expenses of administration which have been or may be incurred in the Bankruptcy Case or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a parity with any claim of Lender against Borrower in respect of any Post-Petition Obligation;

(b)           the liens in favor of Lender set forth herein shall constitute valid and perfected first-priority liens, and shall be prior to all other liens and security interests, now existing or hereafter arising, in favor of any other creditor or any other person whatsoever; and

(c)           the liens in favor of Lender set forth herein and in the Loan Agreement shall continue to be valid and perfected without the necessity that Lender file or record financing statements, mortgages or otherwise perfect its Lien under applicable non-bankruptcy law.

3.7           Upon the entry of the Final Authorizing Order, other than a for fees and expenses owed to the Clerk of the Court and to the Office of the United States Trustee for Region 13 under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate, the Borrower, for itself and its estate, shall not assert a claim under Bankruptcy Code §506(c) for any costs and expenses incurred in connection with the preservation, protection or enhancement of, or realization by Lender upon the Collateral. Upon the entry of the Final Authorizing Order, the Borrower, for itself and its estate, and, by entry of the Final Authorizing Order, all other parties in interest, are deemed to waive and may not assert any rights, claims and/or benefits under Bankruptcy Code §552(b).

4.           Representations and Warranties.

To induce Lender to enter into this DIP Loan Agreement and make the advances, Borrower represents and warrants to Lender as follows:

4.1.           Borrower has the corporate power and authority to execute and deliver this DIP Loan Agreement;

4.2.           Borrower has duly executed and delivered this DIP Loan Agreement;

4.3.           This DIP Loan Agreement is not intended by the parties to be a novation of the Loan Documents, and, except as expressly modified herein, all terms, conditions, rights, and obligations as set out in the Loan Documents are hereby reaffirmed and shall otherwise remain in full force and effect as originally written and agreed;

4.4.           This DIP Loan Agreement constitutes a valid and binding obligation of Borrower enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of generally affecting creditors’ rights and by general equitable principles (regardless of whether enforcement is sought in equity or at law); and

4.5.           The execution and delivery of this DIP Loan Agreement by Borrower and the performance by Borrower of its obligations hereunder will not violate or result in a breach or constitute a default under any agreement to which they are a party.

5.           EVENTS OF DEFAULT and Remedies

5.1.           Events of Default. Section 8.1 of the Loan Agreement is hereby amended to delete subsections (g) and (k) thereof and replace each with “Reserved” and to add the following additional Events of Default:

(m)           Borrower fails to pay the Obligations in full on or before the first day after termination of the Loan Commitment Period.

(n)           Borrower fails to comply with any Milestone, unless Borrower informs Lender at least five (5) Banking Business Days in advance of any such Milestone that Borrower will be unable to comply with such Milestone, and Lender consents to such failure to comply and agrees to an extension of time for such Milestone.

(o)           The dismissal of the Bankruptcy Case or conversion to a chapter 7 case.

(p)           The appointment of a Chapter 11 trustee.

(q)           The granting of any other claim or lien equal or superior in priority to that granted by the DIP Loan Agreement.

(r)           The entry of an order by the Bankruptcy Court modifying, reversing, revoking, staying, rescinding, amending or vacating an Authorizing Order without the express prior written consent of Lender and no such consent shall be implied from any action, inaction or acquiescence by Lender.

(s)           The entry of an order by the Bankruptcy Court modifying, vacating or lifting the automatic stay to allow any party other than Lender to proceed against any Collateral to which Lender holds a first-priority, perfected security interest and lien.

(t)           The entry by the Bankruptcy Court of an order approving a plan of reorganization that does not provide for payment of all Obligations on the confirmation date of the plan.

(u)           The failure of Borrower to fully perform any of its obligation as provided in the Authorizing Orders.

5.2.           Milestones. New Section 8.3 is added to the Loan Agreement as follows:

8.3           Milestones. Borrower agrees to comply with the following Milestones. Failure to comply with any such Milestone constitutes an Event of Default.

(a)           No later than five (5) Business Banking Days after the Petition Date, Borrower shall file a motion in form and substance satisfactory to Lender requesting approval from the Bankruptcy Court to conduct the marketing and sale process for all or substantially all of the assets of Borrower; and

(b)           No later than thirty (30) days after the filing of the motion required under the foregoing subsection (a), the Bankruptcy Court shall have entered an order such motion.

5.3.           Remedies Upon Event of Default.

(a)           Upon the occurrence and during the continuance of a an Event of Default, Lender may exercise all rights and remedies as set forth in Section 9.1 of the Loan Agreement and take all or any actions without further modification of the automatic stay pursuant to Bankruptcy Code §362 (which is hereby deemed modified and vacated to the extent necessary to permit such exercise of rights and remedies and the taking of such actions) or further order of or application made to the Bankruptcy Court. Borrower waives any right to seek relief under the Bankruptcy Code, including without limitation, under Bankruptcy Code §105, to the extent any such relief would in any way restrict or impair the rights and remedies of Lender set forth in the Authorizing Orders and in the Loan Documents, provided that such waiver shall not preclude Borrower from contesting whether an Event of Default has occurred and is then continuing.

(b)           Section 9.1 of the Loan Agreement is hereby amended to add the following additional remedy:

i.           Terminate the Loan Commitment Period and demand immediate payment of the Obligations in full.

6.           Miscellaneous

6.1.           Amendments. Etc. Any future waiver, alteration, amendment, or modification of any of the provisions of the Loan Documents or DIP Loan Agreement shall not be valid or enforceable unless in writing and signed by all parties, it being expressly agreed that neither the Loan Documents nor this DIP Loan Agreement can be modified orally, by course of dealing, or by implied agreement. Moreover, any delay by Lender in enforcing its rights after an event of default shall not be a release or waiver of the event of default and shall not be relied upon by Borrower as a release or waiver of the default.

6.2.           Notices. Any notice, demand or other communication required or permitted hereunder or under the other Loan Documents shall comply with Section 14.7 of the Loan Agreement, provided that any notice to Borrower shall include a copy to:

Spencer Fane LLP
1 North Brentwood Boulevard Suite 1000
St. Louis, Missouri 63105
Attention: Eric Peterson
Email: epeterson@spencerfane.com Allied Healthcare Products, Inc. 1720 Sublette Avenue Saint Louis, Missouri 63110-1927 Attention: Akash Amin, President akash.amin@morrisanderson.com

6.3.           No Waiver; Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

6.4.           Survival of Representations and Warranties. Except as otherwise specifically provided herein, all representations and warranties made in this DIP Loan Agreement and the other Loan Documents and in any document, certificate or statement delivered in connection herewith or therewith shall survive the execution and delivery of this DIP Loan Agreement.

6.5.           Right of Set-off. After termination of the Loan Commitment Period, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and subject to Section 553 of the Bankruptcy Code, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the Obligations of Borrower now or hereafter existing under the Loan Documents, irrespective of whether or not Lender shall have made any demand under the Loan Documents and although such Obligations may be unmatured. Lender agrees promptly to notify Borrower after any such set-off by Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section 6.5 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

6.6.           Governing Law. This DIP Loan Agreement shall be construed and enforced in accordance with the laws of the State of Michigan, without regard to its conflict of laws rules. Any litigation arising hereunder or under any of the other Loan Documents, other than litigation or disputes subject to the jurisdiction of the Bankruptcy Court, shall be subject to the jurisdiction of any state or federal court located in the State of Michigan as Lender may designate, and venue shall be in the United States District Court for the Eastern District of Michigan or Wayne County, Michigan, as may be designated by Lender; provided, however, that nothing in the foregoing shall preclude Lender from commencing an action in any State or Federal Court sitting in the State in which any Collateral is located to enforce Lender’s rights with respect thereto. Any of the foregoing courts shall have personal jurisdiction over Borrower. If Borrower is not then present in Michigan or any such State, Lender may obtain service of process on the same pursuant to any rule or statute governing service of process outside such State. Borrower waives any and all rights to contest said jurisdiction and venue and waives any right to commence any action against Lender in any other jurisdiction.

6.7.           Waiver of Trial By Jury. BORROWER UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, OR ARISING OUT OF, THIS DIP LOAN AGREEMENT, THE LOAN DOCUMENTS, ANY EXHIBIT TO THIS DIP LOAN AGREEMENT, ANY RELATED DOCUMENTS, ANY DEALINGS BETWEEN LENDER AND BORROWER RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT EXISTS BETWEEN LENDER AND BORROWER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THIS WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS DIP LOAN AGREEMENT, ANY EXHIBIT TO THIS DIP LOAN AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS DIP LOAN AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

6.8.           Further Assurances. Whenever and so often as requested by Lender, Borrower will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in Lender all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this DIP Loan Agreement and the other Loan Documents.

6.9.           Savings Clause. Nothing in this DIP Loan Agreement, the Loan Agreement, the other Loan Documents, or in any other agreement between Borrower and Lender, shall require Borrower to pay, or Lender to accept, interest in an amount which would subject Lender to any penalty or forfeiture under applicable law. In the event that the payment of any charges, fees or other sums due under this DIP Loan Agreement, the Note, the other Loan Documents or in any other agreement between Borrower and Lender are or could be held to be in the nature of interest and would subject Lender to any penalty or forfeiture under applicable law, then ipso facto the obligations of Borrower to make such payment to Lender shall be reduced to the highest rate authorized under applicable law. Should Lender receive any payment which is or would be in excess of the highest rate authorized under law, such payment shall have been, and shall be deemed to have been, made in error and shall automatically be held by Lender as additional cash collateral for the obligations of Borrower.

6.10.         Section Titles. The Section titles contained in this DIP Loan Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement among the parties hereto.

6.11.         Counterparts. This DIP Loan Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement; but in making proof of this DIP Loan Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party to be charged. For purposes of executing this DIP Loan Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier or submitted in portable document format (PDF) is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile, telecopy or PDF document is to be re-executed in original form by the parties who executed the facsimile, telecopy or PDF document. No party may raise the use of a facsimile machine or telecopier or electronic mail or the fact that any signature was transmitted through the use of a facsimile or telecopier machine or via electronic mail as a defense to the enforcement of this DIP Loan Agreement or any amendment or other document executed in compliance with this section.

6.12.         Forbearance. The Forbearance Period provided for in the Ninth Amendment to the Loan Agreement is extended hereunder and the new Forbearance Termination Date shall be the Maturity Date, as amended herein. By agreeing to temporarily forbear from the exercise of rights and remedies until the Forbearance Termination Date, Lender does not waive the Existing Events of Default. The Existing Events of Default and any other Event of Default which may be continuing on the date hereof or which may occur after the date hereof (whether the same or similar to the Existing Events of Default or otherwise) are preserved. The granting of the temporary forbearance hereunder shall not be deemed a waiver of Lender’s rights and remedies or constitute a course of conduct or dealing on behalf of Lender. Lender specifically reserves all options, rights and remedies available to Lender under the Loan Documents, applicable law or otherwise.

[the remainder of this page intentionally left blank; signature(s) follow]

IN WITNESS WHEREOF, the parties have executed this DIP Loan Agreement as of the day and year first above written.

BORROWER:		ALLIED HEALTHCARE PRODUCTS, INC.,
a Delaware corporation

By:
Name:
Title:

STATE OF	)
) SS.
COUNTY OF	)

On the ___ day of _____________, 2023, before me, the undersigned, a Notary Public in and for said state, personally appeared _____________________, ____________________ of Allied Healthcare Products, Inc., a Delaware corporation, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies) and that by his/her/their signature(s) on the instrument, the person(s), or the entity, in its capacity(ies) above noted, upon behalf of which the person(s) acted, executed the instrument.

Signature:
Name:

Official Seal
My Commission expires:

Notary Registration No.:

[Signature Page to Debtor-In-Possession Loan Agreement]

IN WITNESS WHEREOF, the parties have executed this DIP Loan Agreement as of the day and year first above written.

LENDER:	STERLING COMMERCIAL CREDIT, LLC, a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Debtor-In-Possession Loan Agreement]

EXHIBIT A

Budget